Exhibit 99.1

Contact:	Adam N. Satterfield
Executive Vice President and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS THIRD QUARTER 2025

EARNINGS PER DILUTED SHARE OF $1.28

THOMASVILLE, N.C. (October 29, 2025) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and nine-month periods ended September 30, 2025.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share amounts)	2025	2024	% Chg.	2025	2024	% Chg.
Total revenue	$1,406,511	$1,470,211	(4.3)%	$4,189,093	$4,428,981	(5.4)%
LTL services revenue	$1,394,338	$1,457,108	(4.3)%	$4,150,289	$4,388,808	(5.4)%
Other services revenue	$12,173	$13,103	(7.1)%	$38,804	$40,173	(3.4)%
Operating income	$360,844	$401,861	(10.2)%	$1,056,794	$1,209,978	(12.7)%
Operating ratio	74.3%	72.7%		74.8%	72.7%
Net income	$270,947	$308,580	(12.2)%	$794,233	$922,929	(13.9)%
Diluted earnings per share	$1.28	$1.43	(10.5)%	$3.74	$4.25	(12.0)%
Diluted weighted average shares outstanding	210,898	215,227	(2.0)%	212,173	217,185	(2.3)%

Marty Freeman, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s third quarter financial results include decreases in both revenue and earnings per diluted share. The decrease in our third quarter revenue was primarily due to a 9.0% decrease in our LTL tons per day, which was partially offset by an increase in our LTL revenue per hundredweight. The decrease in our LTL tons per day reflects a 7.9% decrease in our LTL shipments per day and a 1.2% decrease in our LTL weight per shipment that is generally indicative of softness in the macroeconomic environment. LTL revenue per hundredweight, excluding fuel surcharges, increased 4.7% compared to the third quarter of 2024. Our focus on consistently improving our yields remains a key element of our long-term strategic plan and is supported by the ongoing value that our customers realize from our best-in-class service. Through the hard work and dedication of the OD Family of employees, we were pleased to once again provide our customers with 99% on-time service and a cargo claims ratio of 0.1% during the third quarter.

“Our operating ratio increased 160 basis points to 74.3% for the third quarter of 2025 as the decrease in revenue had a deleveraging effect on many of our operating expenses. Our overhead costs as a percent of revenue increased 160 basis points due primarily to this effect. We were pleased with the overall efficiency of our operations during the quarter, which allowed us to maintain our direct operating expenses at the same percentage of revenue compared to the third quarter

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ODFL Reports Third Quarter Financial Results

October 29, 2025

of 2024. The combination of the decrease in our revenue and increase in our operating ratio resulted in a 10.5% decrease in our earnings per diluted share to $1.28 for the third quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $437.5 million for the third quarter of 2025 and approximately $1.1 billion for the first nine months of the year. The Company had $46.6 million in cash and cash equivalents at September 30, 2025.

Capital expenditures were $94.0 million for the third quarter of 2025 and $369.3 million for the first nine months of the year. The Company expects its aggregate capital expenditures for 2025 to total approximately $450 million, including planned expenditures of $210 million for real estate and service center expansion projects; $190 million for tractors and trailers; and $50 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the third quarter of 2025 through its share repurchase and dividend programs. For the first nine months of this year, the cash utilized for shareholder return programs included $605.4 million of share repurchases and $177.2 million of cash dividends.

Summary

Mr. Freeman concluded, “During the third quarter, Old Dominion produced solid financial and operating results as we navigated through a challenging operating environment. Our proven track record of long-term financial success is grounded in our ability to consistently execute on the core elements of our strategic plan, and we continue to believe that we are the best positioned carrier to respond to a positive inflection in demand when it materializes. This long-term plan has guided us through many economic cycles and created an unmatched value proposition in our industry. We remain highly motivated to continue delivering superior service for our customers, while also maintaining our yield discipline and operating efficiently, which will support our ability to win profitable market share and increase shareholder value over the long term.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through November 5, 2025, at (877) 344-7529, Access Code 1478106.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) changes in our relationships with significant customers; (3) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (4) reductions in the available supply or increases in the cost of equipment and parts; (5) various economic factors such as inflationary pressures or downturns in the domestic economy, and our inability to sufficiently increase our customer rates to offset the increase in our costs; (6) higher costs for or limited availability of suitable real estate; (7) the availability and cost of third-party transportation used to supplement

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ODFL Reports Third Quarter Financial Results

October 29, 2025

our workforce and equipment needs; (8) fluctuations in the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (9) seasonal trends in the less-than-truckload (“LTL”) industry, harsh weather conditions and disasters; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) decreases in demand for, and the value of, used equipment; (12) our ability to successfully consummate and integrate acquisitions; (13) various risks arising from our international business relationships; (14) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (15) the competitive environment with respect to our industry, including pricing pressures; (16) the impact on our customers’ and suppliers’ businesses of various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets; (17) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (18) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (19) our ability to retain our key employees and continue to effectively execute our succession plan; (20) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (21) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (22) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (23) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (24) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (25) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (26) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (27) the effects of legal, regulatory or market responses to climate change concerns; (28) emissions-control and fuel efficiency regulations that could substantially increase operating expenses; (29) expectations relating to evolving sustainability considerations and related reporting obligations; (30) the increase in costs associated with healthcare and other mandated benefits; (31) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (32) the impact of changes in tax laws, rates, guidance and interpretations; (33) the concentration of our stock ownership with the Congdon family; (34) the ability or the failure to declare future cash dividends; (35) fluctuations in the amount and frequency of our stock repurchases; (36) volatility in the market value of our common stock; (37) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (38) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

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ODFL Reports Third Quarter Financial Results

October 29, 2025

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Third Quarter Financial Results

October 29, 2025

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Third Quarter				Year to Date
(In thousands, except per share amounts)	2025		2024		2025		2024
Revenue	$1,406,511	100.0%	$1,470,211	100.0%	$4,189,093	100.0%	$4,428,981	100.0%

Operating expenses:
Salaries, wages & benefits	663,034	47.1%	681,238	46.3%	1,993,212	47.6%	2,033,412	45.9%
Operating supplies & expenses	144,185	10.3%	156,177	10.6%	436,534	10.4%	489,669	11.1%
General supplies & expenses	45,075	3.2%	46,040	3.1%	126,631	3.0%	135,987	3.1%
Operating taxes & licenses	34,582	2.5%	36,733	2.6%	105,168	2.5%	108,853	2.5%
Insurance & claims	18,803	1.3%	17,209	1.2%	55,077	1.3%	52,544	1.2%
Communications & utilities	9,568	0.7%	10,056	0.7%	29,667	0.7%	31,209	0.6%
Depreciation & amortization	92,219	6.6%	86,666	5.9%	272,014	6.5%	255,760	5.8%
Purchased transportation	28,274	2.0%	30,941	2.1%	84,481	2.0%	93,661	2.1%
Miscellaneous expenses, net	9,927	0.6%	3,290	0.2%	29,515	0.8%	17,908	0.4%

Total operating expenses	1,045,667	74.3%	1,068,350	72.7%	3,132,299	74.8%	3,219,003	72.7%

Operating income	360,844	25.7%	401,861	27.3%	1,056,794	25.2%	1,209,978	27.3%

Non-operating expense (income):
Interest expense	4	0.0%	19	0.0%	12	0.0%	187	0.0%
Interest income	(559)	(0.0)%	(1,775)	(0.1)%	(2,905)	(0.1)%	(15,108)	(0.3)%
Other expense, net	1,098	0.1%	523	0.0%	3,526	0.1%	2,477	0.0%

Income before income taxes	360,301	25.6%	403,094	27.4%	1,056,161	25.2%	1,222,422	27.6%

Provision for income taxes	89,354	6.3%	94,514	6.4%	261,928	6.2%	299,493	6.8%

Net income	$270,947	19.3%	$308,580	21.0%	$794,233	19.0%	$922,929	20.8%

Earnings per share:
Basic	$1.29		$1.44		$3.76		$4.27
Diluted	$1.28		$1.43		$3.74		$4.25

Weighted average outstanding shares:
Basic	209,850		214,089		211,102		216,010
Diluted	210,898		215,227		212,173		217,185

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ODFL Reports Third Quarter Financial Results

October 29, 2025

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Third Quarter			Year to Date
	2025	2024	% Chg.	2025	2024	% Chg.
Work days	64	64	—%	191	192	(0.5)%
Operating ratio	74.3%	72.7%		74.8%	72.7%
LTL intercity miles (1)	155,365	168,986	(8.1)%	472,206	511,113	(7.6)%
LTL tons (1)	2,063	2,266	(9.0)%	6,274	6,870	(8.7)%
LTL tonnage per day	32,231	35,408	(9.0)%	32,847	35,783	(8.2)%
LTL shipments (1)	2,829	3,070	(7.9)%	8,511	9,174	(7.2)%
LTL shipments per day	44,201	47,967	(7.9)%	44,558	47,781	(6.7)%
LTL revenue per hundredweight	$33.88	$32.36	4.7%	$33.13	$32.03	3.4%
LTL revenue per hundredweight, excluding fuel surcharges	$28.78	$27.49	4.7%	$28.28	$27.00	4.7%
LTL revenue per shipment	$494.17	$477.70	3.4%	$488.41	$479.79	1.8%
LTL revenue per shipment, excluding fuel surcharges	$419.67	$405.85	3.4%	$416.89	$404.45	3.1%
LTL weight per shipment (lbs.)	1,458	1,476	(1.2)%	1,474	1,498	(1.6)%
Average length of haul (miles)	909	923	(1.5)%	912	920	(0.9)%
Average active full-time employees	21,073	22,465	(6.2)%	21,504	22,686	(5.2)%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	September 30,	December 31,
(In thousands)	2025	2024
Cash and cash equivalents	$46,592	$108,676
Other current assets	617,214	612,007
Total current assets	663,806	720,683
Net property and equipment	4,585,625	4,505,431
Other assets	267,200	265,281
Total assets	$5,516,631	$5,491,395

Current maturities of long-term debt	$20,000	$20,000
Other current liabilities	531,358	520,529
Total current liabilities	551,358	540,529
Long-term debt	64,993	39,987
Other non-current liabilities	637,084	666,291
Total liabilities	1,253,435	1,246,807
Equity	4,263,196	4,244,588
Total liabilities & equity	$5,516,631	$5,491,395

Note: The financial and operating statistics in this press release are unaudited.

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